Exhibit 10.16

INCUBATOR-CONTRACT NO.: BMA-B2/A — INC. 1 & 6-05.001.

THIS LEASE AGREEMENT (“THE LEASE”) IS ENTERED INTO BY AND BETWEEN VESTA BAJA CALIFORNIA S. DER.L. DE C.V. (“VESTA”) REPRESENTED BY ALEJANDRO ITUARTE EGEA, IN HIS CAPACITY AS LEGAL REPRESENTATIVE HEREINAFTER REFERRED TO AS THE “LANDLORD”, AND ON THE OTHER HAND BLOCK MEDICAL DE MEXICO S.A. DE C.V. REPRESENTED BY MR. PABLO QUINTANA, IN HIS CAPACITY AS LEGAL REPRESENTATIVE HEREINAFTER REFERRED TO AS THE “TENANT”; AND I-FLOW CORPORATION., AS GUARANTOR, REPRESENTED BY MR. JAMES DAL PORTO, VICE-PRESIDENT, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS:

I.	LANDLORD REPRESENTATIVE STATES

A) That on February 8, 2005, under Public Instrument No. 71,759 Book 1,484 executed before Lic. Heriberto Roman Talavera Notary Public No. 62 for the city of Mexico City, Distrito Federal, “Vesta” was incorporated, and that such company incorporation is at the Public Registry of Property in registration process.

B) That within the property, LANDLORD is the owner of and built the Industrial Building identified on Exhibit “A” as B-2 Suite A Incubator #1 of 3,321 square feet and Incubator #6 of 3,321 square feet, making a total of surface 6,652 square feet. The location, distribution, measurements and characteristics are described on Exhibit “B” attached hereto, (exhibits that are duly signed by the parties hereof). The building includes the following leasehold improvements that are deemed part of the building and are paid for in the rent of such building, as follows:

•	Electrical capacity of 300 AMP/220V, 3 phased 4H, with possibility to grow.

•	General lighting.

•	No charge for non productive water consumption.

•	Shared restrooms.

•	2 dock doors, truck high loading.

The land upon which the building is situated and the building itself, are hereafter collectively referred to herein as the “Leased Premises”.

C) That the LEASED PREMISES have water, sewage and water reservoir, with power and service. TENANT directly contract telephone lines.

D) That the LEASED PREMISES are available to TENANT for the industrial use sought by TENANT, due to its nature and to its location in accordance to the Internal Rules and Regulations of LA MESA INDUSTRIAL PARK, included herein as Exhibit “C”, which duly signed form an integral part of this agreement.

E)  LANDLORD has obtained all legal permits required for the operation of the building as intended by TENANT under Mexican laws.

II.	TENANT’S REPRESENTATIVE STATES:

A) That TENANT is a corporation legally incorporated in accordance to the applicable laws of the Republic of Mexico, with legal capacity to enter and bind itself by this Lease, as stated in Public Instrument No. 42,289 executed before Lic. Eduardo Illades Moreno, Public Notary No. 7, for the city of Tijuana, Baja California, which was duly recorded at the Public Registry of Property and Commerce of Tijuana, Baja California.

CLAUSES

FIRST.	LEASE OBJECTIVE

Under the terms and conditions stated herein, LANDLORD hereby leases to TENANT the “Leased Premises”.

LANDLORD declares that during the term of this agreement, it has all property rights over the LEASE PREMISES, and warrants that TENANT shall have the peaceful use and enjoyment of the same.

SECOND.	TERM

The initial term of this Lease, shall be of 15 (fifteen) months, commencing on May 15th, 2005 and ending August 14th, 2006.

Notwithstanding the starting date of this Lease, TENANT shall have right to access the LEASED PREMISES, in order to install accessories and equipment, at any time, after the execution hereof.

TENANT has the option to renew the term of this lease for 2 (two) additional periods of 3 (three) years each, through written notice to LANDLORD for such purposes at least one hundred and twenty (120) calendar days prior to the termination of the initial term or any of its renewals.

THIRD.	LEASE RATE

Both parties agree that monthly “Base Rent” for the Leased Premises shall be equal to that amount in Mexican Pesos required to purchase $2,670.08 Dollars (Two thousand six hundred and seventy dollars 08/100 U.S. Cy.) Base Rent shall be payable in advance on the 15th day of each calendar month at LANDLORD’S domicile located at Calle E No. 4, Fraccionamiento Rubio, La Mesa, in Tijuana, Baja California. Notwithstanding the foregoing, TENANT at its sole option may elect to pay Base Rent in U.S. Dollars and for purposes of this lease, payment of Base Rent shall be deemed to be in Mexican Pesos.

LANDLORD hereby acknowledges receipt of an amount in Mexican currency equivalent to the amount of $2,670.08 Dollars (Two thousand six hundred and seventy dollars 08/100 U.S. Cy.), as payment for the first installment of Base Rent, and issues hereby the broadest receipt available by law.

Base Rent shall increase on the one year anniversary of the Rent Commencement Date, and each subsequent anniversary, by the same percentage increase in the Consumer Price Index for Los Angeles, California (“C.P.I”), over the previous year as published by the U.S. Department of labor Statistics; provided however, that Base Rent shall not be increased by less than 3% or more than 5% at the time of the increase.

Both parties agree that in the event of late payment of Base Rent, TENANT shall pay 3% monthly penalty, starting the 6th day as from the date on which the Base Rent is due and payable; provided that LANDLORD has sent TENANT written notice by reputable overnight courier (i.e. Federal Express or DHL), of such delay and TENANT has thereafter failed to make payment within 2 (two) business days.

FOURTH.	SECURITY DEPOSIT.

Upon signature of this Lease, TENANT shall deliver to LANDLORD the amount in Mexican currency that is necessary to purchase the amount of $2,670.08 Dollars (Two thousand six hundred and seventy dollars 08/100 U.S. Cy.), as security deposit, in whole or in part, as the case may be, for the compliance of each of the provisions binding TENANT, arising from this Lease. The aforementioned amount of deposit shall be returned to TENANT upon termination of this Lease, or of the individual options of the extension exercised, provided there is no balance due to LANDLORD and that TENANT returns the LEASED PREMISES in good condition, taking into consideration the normal deterioration of the same due to its use. TENANT shall not be entitled to receive interests from LANDLORD on such deposit.

Upon signature of this Lease, TENANT shall deliver to LANDLORD the amount in Mexican currency that is necessary to purchase the amount of $750.00 Dollars (Seven hundred and fifty 00/100) as security deposit for the electric power consumption, which will be credited on the last electric receipt.

FIFTH.	USE OF THE LEASED PREMISES

TENANT shall have the right to use the Leased Premises for its non-polluting industrial activities, mainly those related to warehousing, in accordance with applicable environmental legislation and will not generate odors, gases, smoke, vibrations, dust, nor noises, which constitutes a nuisance, or is damaging to LANDLORD or to third parties.

Both parties bind themselves to the Interior Rules and Regulations of LA MESA INDUSTRIAL PARK, which is enclosed as Exhibit “C”.

SIXTH.	RENT ABATEMENT

In the event that the LEASED PREMISES are damaged or destroyed, by any cause, not attributable to TENANT, and that such damage hinders the use of the LEASED PREMISES for the intended lease purpose, LANDLORD shall determine within the next thirty (30) days following LANDLORD’s acknowledgement of said damage or destruction, if the LEASED PREMISES can be restored or rebuilt within the next six (6) months, and shall notify TENANT of this determination. If LANDLORD resolves that the LEASED PREMISES cannot be restored or rebuilt within the six (6) months period, both LANDLORD and TENANT shall be entitled to terminate this Lease through written notice to the other party.

If LANDLORD determines that the LEASED PREMISES can be restored or rebuilt within the next six (6) months following the date of notice of the casualty, LANDLORD at its own expense, will proceed to rebuild or restore the LEASED PREMISES, waiving the right to receive rental fees during the period of reconstruction provided that the cause is not attributable to TENANT.

It is hereby established, that in case of partial destruction of the LEASED PREMISES, from causes not attributable to TENANT, the rent shall be partially abated to which TENANT is affected in the use of the LEASED PREMISES. This binds TENANT to provide written notice to LANDLORD no later than one (1) working day following the acknowledgement by TENANT of the damage.

SEVENTH.	GUARANTOR

I-Flow Corporation, through its representative Mr. James Dal Porto, at 20202 Windrow Dr., Lake Forest, California 92630 — USA, constitutes itself as TENANT’s guarantor, guaranteeing all TENANT’s obligations hereunder, and this obligation shall not cease until LANDLORD receives to its satisfaction the LEASED PREMISES.

Accordingly Marge Carson, Inc. agrees to execute the “Absolute Guaranty of Lease” which is attached hereto as Exhibit “D”.

EIGHTH.  ALTERATIONS BY TENANT

TENANT shall be entitled to make interior alterations to the LEASED PREMISES, at its sole and exclusive expense, as long as such alteration do not affect its structural integrity or exterior appearance. Thus, TENANT agrees not to make any alteration that could affect the structural integrity or exterior appearance, without prior consent by LANDLORD. The request for such alterations shall be shown on a set of drawings or blue prints and specifications submitted to LANDLORD for its authorization. If LANDLORD does not opposes during a period no longer than ten (10) days to such alteration, it shall be understood that LANDLORD has granted its authorization. TENANT agrees to return the LEASED PREMISES to LANDLORD in the conditions and with the characteristics it has to the date of execution of this Lease, except for the deterioration it may suffer from the normal use, being obligated to pay for losses or damages that LANDLORD may suffer for the removal of said improvements in order to return the LEASED PREMISES to its original state.

NINTH.	UTILITIES OF THE LEASED PREMISES

TENANT agrees to pay, the periodic costs of the utilities that are available or will be available for the LEASED PREMISES, such as electricity, water, telephone, etc.

•	Electricity: TENANT shall pay to LANDLORD the cost of electricity on a monthly basis, in accordance to the consumption on their power meter at the same rate charged by the electric company.

•	Water: LANDLORD provides water for restrooms. Any other water consumption, LANDLORD will charge to TENANT.

•	Telephone: TENANT shall deal directly with contract the telephone service and agrees to pay the periodic cost of this utility.

TENTH.	MAINTENANCE OF THE LEASED PREMISES BY LANDLORD

LANDLORD shall keep in good working order during the term of this Lease, the roof, exterior walls, exterior doors, floors and other structural components of the LEASED PREMISES, including water storage systems and associated piping. Repairs thereto necessary for their good functioning shall be completed promptly and at LANDLORDS expense, including reasonable preventive maintenance.

ELEVENTH.	MAINTENANCE OF THE LEASED PREMISES BY TENANT

TENANT will maintain the electrical and plumbing systems (including bathrooms) and the hydrophneumatic pump (excluding water storage systems and related piping), the interior painting and carpeting, non structural walls, partitions and ceilings, ventilation and air conditioning systems and ducts, doors and windows, in good order and condition at all times, and will make all necessary repairs thereto at its own expense, including reasonable preventive maintenance. TENANT shall not permit undue accumulations of garbage, trash, rubbish and other refuse, inside, outside or in the loading and unloading zones. TENANT will not use the roof as a storage area.

All leasehold improvements mentioned in statement I-D hereof, shall be maintained by TENANT.

TWELFTH.	RIGHT TO SUBLETTING

TENANT shall be entitle to sublease in whole or in part the LEASED PREMISES for industrial purposes, in accordance to the applicable environmental legislation, only with previous written authorization by LANDLORD, in the understanding that TENANT shall be liable for the obligations contained hereunder.

THIRTEENTH.	TERMINATION OF THE LEASE BY TENANT

TENANT shall be entitle to terminate the Lease at any time, in the event of any circumstance of force majeure, fortuitous accident or acts of Government that substantially hinder or prevent TENANT’S industrial use of the LEASED PREMISES. In the case that TENANT exercises this right, TENANT shall notify LANDLORD in writing sixty (60) days prior to effective termination date.

FOURTEENTH.	INSURANCE

During the term of this Lease Agreement TENANT shall pay LANDLORD yearly on the anniversary date of the Lease Agreement the amount of $730.62 Dollars (Seven hundred and thirty dollars 62/100 U.S. Cy.) as payment of adequate insurance policies, against any damage caused to the LEASED PREMISES by: fire, lighting, explosions, airplane collisions, smoke, storms, collisions of any type of vehicle, strike, popular or student disturbances, acts of vandalism and flood, and acts by TENANT’S employees, workmen, contractors, vendors, clients, visitors and officers. This policy does not include building’s contents.

FIFTEENTH.	PAYMENT OF VALUE ADDED TAX

The Value Added Tax caused by this Lease shall be paid by TENANT and declared by LANDLORD.

SIXTEENTH.	PARK ASSOCIATION FEES.

TENANT is responsible for paying LANDLORD in a yearly basis, the amount of $664.20 Dollars (Six hundred and sixty four dollars 20/100 US Cy.) for maintenance and security fees.

SEVENTEENTH. DOMICILE

For all legal effects arising from this Lease, the Parties designate the following domiciles:

THE LANDLORD
Bosque de Ciruelos 304 Piso 7
Col. Bosques de las Lomas
Delegación Miguel Hidalgo
México, D.F. C.P. 11700

THE GUARANTOR
20202 Windrow Dr. Lake
Forest, CA 92360
USA

THE TENANT
Ave. Noruega D-l Bldg.
La Mesa Industrial Park
Paseo Reforma No. 8141 Fracc. Rubio
Tijuana, B.C. México 22116

Any notices to be given hereunder shall be in writing and shall be delivered personally to the other party, or sent by certified mail or specialized mail (DHL, UPS, Fed-Ex, etc.), to the domicile mentioned above, in which case the corresponding notice shall be deemed delivered fourteen (14) days after the mailing date therefrom.

EIGHTEENTH.	ASSIGNMENT BY LANDLORD; SUBORDINATION

LANDLORD may assign its rights under this Lease to a Lending or Banking Institution, whether it be national or foreign, or any other legally incorporated Corporation or individual, provided that the assignee or purchaser of said rights agrees not to disturb the possession of the LEASED PREMISES or any other right of TENANT derived from this Lease, provided TENANT continues to comply with the obligations herein. In the event of acquisition of the LEASED PREMISES, said assignee shall be bound to accept TENANT under the terms of this Lease Agreement and to comply with the provisions imposed upon LANDLORD hereto, TENANT agrees to recognize said assignee or any other individual who acquires the property of the LEASED PREMISES.

Exclusively for the aforementioned purposes TENANT and Guarantor shall provide LANDLORD with a copy of the last Financial Statements published and any other documentation needed by TENANT such as the Dun & Brad Street Report, within the 10 (ten) days following the reception of the corresponding notice.

In the event of such assignment, LANDLORD shall notify TENANT in writing of such assignment and TENANT shall have the obligation to make all rental payments thereafter at the domicile of the Credit Institution, Corporation or individual to which this Lease was assigned to, provided said payments do not violate applicable fiscal and exchange control laws and regulations.

NINETEENTH.	GOOD FAITH, AUTHORITY AND INTENTIONS

Both parties declare, that in the execution hereof, there has not been any error, violence or bad will against the other party, and that they have sufficient authority which has not been revoked, diminished or limited in any matter whatsoever.

TWENTIETH.	NON-COMPLIANCE

The parties covenant and agree, that non-compliance of any of the provisions by a party, will originate in favor of the other party the right to, either, request the forceful compliance or the termination of this Lease.

TWENTIFIRST.	GOVERNING LAW

The parties expressly agree that for the interpretation and enforcement of this Lease they will submit themselves to the jurisdiction of the courts of the city of Tijuana, Baja California and to the applicable laws thereto waiving any other jurisdiction that may be applicable for the reason of their present or future domiciles.

The Spanish language version of this lease will prevail.

The Parties hereto, have read the contents of this Lease and are aware of the legal consequences of all and each of the provisions herein and agree to be bind at all times by them, and signed this agreement before witnesses on May 13 2005, in the city of Tijuana, Baja California.

LANDLORD VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V.	TENANT BLOCK MEDICAL DE MEXICO S.A. DE C.V.

/s/ Lic. Alejandro Ituarte Egea	/s/ Mr. Pablo Quintana

Lic. Alejandro Ituarte Egea Legal Representative	By: Mr. Pablo Quintana Legal Representative

GUARANTOR
l-FLOW CORPORATION.

/s/  Mr. James Dal Porto
By: Mr. James Dal Porto
Vice-President

WITNESS	WITNESS

Ing. Elias Laniado Laborín	Mr. Héctor Alonso Barajas Nava

EXHIBIT “C”

LA MESA INDUSTRIAL PARK

RULES AND REGULATIONS

REGULATIONS, USE AND PROTECTION RULES

Rules and complementary specifications to the Lease Agreements made by VESTA BAJA CALIFORNIA. S. de R.L. DE C.V. in its role as landlord, with its tenants for the use and protection of the Leased Premises.

ARTICLE I.  TERMS AND DEFINITIONS

Words and terms used on this Rules and Regulations are the same as those used on the Lease Agreement No. BMA-B2/A-INC.1&6-050991 dated May 13th, 2005.

A.	Leased premises

Applies to the portion of land over which one or more industrial, or other activity, buildings exist (buildings identified by number and letter).

B.	La Mesa Industrial Park

Applies to the Property in which industrial and commercial buildings are built.

C.	Tenant

Applies to the company or individual who occupies the building as such.

D.	Tenant improvements:

Applies to the necessary modifications in the leased building consisting of adapting instillations for the purpose of industry or commerce thereto placed.

These improvements will only be carried out with the authorization of landlord as referred to in the Provisions of the Lease Agreement.

E.	Landlord.

Is the owner of the property subject matter of the Lease Agreement, In this case de VESTA BAJA CALIFORNIA. S. de R.L. DE C.V.

F.	Access routes:

Streets assigned to the public traffic of vehicles as well as persons concerned to the La Mesa Industrial Park.

ARTICLE II.  INDUSTRIAL OR COMMERCIAL ACTIVITY PERMITTED.

A.  Installation of industrial or commercial plants whose activities are hurtful or offensive and could cause grievance or damages to the other occupants are prohibited in LA MESA INDUSTRIAL PARK, such as fumes affecting visibility, excessive odor, gases, smokes, vibrations, contamination, dust, luminosity, wastes or noises.

B.  In coordination with the aforementioned paragraph A the Tenant should limit the operations of their activity to a light industry, offices, investigations, assembly plants or processors, sales and purchases, intermediaries, ordinary incidental uses of operation of a permitted special use. All operations performed by the Tenant should comply with La Mesa Industrial Park’s regulations.

C.  The Tenant will not use the Park, and a restriction exists, as a recovered objects yard; used materials storage and yard sales. Neither will the Park be used for activities which could cause excessive drainage or major draining that could cause evacuation problems or for the manufacture, storage or sales of explosives or similar products.

1

ARTICLE III.  EXTERIOR PARKING PLACES AND UNLOADING ZONES

A. The Park provides the necessary parking space to the Tenant, adequate for their customers, employees, vendors and visitors. Parking on street and avenues is prohibited.

B. The Tenant should use the space assigned for loading and unloading, and said space will not be part of the parking zone referred on the aforementioned paragraph A.

C. Streets and avenues will not be used as loading zones or trailer reception.

ARTICLE IV.  GREEN AREAS, MAINTENANCE STORAGE AND SECURITY.

A. Tenant is bound to maintain at all times, the Leased Premises, subject matter of the Lease Agreement, completely free of wastes, withered leaves, and any kind of sweepings.

B.  Tenant is not permitted to storage materials, equipment, or any production object of the industry or activity dedicated to, on the exterior of the building.

C.  Tenant is not permitted to perform within the building any work which interferes or affects in any form the draining or natural drainage of surface waters.

D.  The Park will provide 24 hour/7 days a week monitored security.

ARTICLE V.  ADVERTISING AND PUBLICITY SPACES.

The Tenant should obtain authorization form the Landlord to install any type of sign on the Leased Premises. A request for such installation should be submitted for authorization 30 (thirty) days prior to the installation date. Requests for installation or change of signs are subject to the following characteristics:

A.  Signs should only identify the type of industry or their products offered for sale, produced, manufactured or stored by the Tenant.

B.  Signs should not be of flashing light, pulsating or rotating.

C.  Signs should not be placed on the roof of the Leased Premises.

D.  Signs should not violate these regulations in any form.

ARTICLE VI.  IMPROVEMENTS

A.  Tenant will need authorization form Landlord to carry out improvements or modifications on the Leased Premises, attaching blue prints and specifications according to the interpretations of the Architect or Engineer in charge of the works, inclusive of a drawing showing the area on which the improvement to be performed is located. This is to maintain the uniformity and harmony with the existing structures and to prevent damage to the adjacent buildings that might be caused by the works to be performed as well as the use and operation of the same.

B.  Landlord will not be responsible, in any form, of damages due to wrong performance of the works by a Tenant who intends to make improvements without the proper authorized blue prints.

C.  Landlord should not detain authorization of blue prints, subjected for his authorization, without reason. Lack of authorization of blue prints in a period of 10 (ten) days after request of approval by Tenant will be considered as authorized. The authorized improvements should be performed as soon as possible until completion in order to preserve the good appearance of the property leased. Authorization for any improvement should be in writing.

ARTICLE VII.  REINFORCEMENT.

A.  When approval from the Landlord is required for the accomplishment of any improvement, a response to such requests must be made within the following 10 (ten) days after receiving the application and all blue prints, specifications and other documents submitted. If the application is not approved, specific objections should be submitted in writing by mail or delivered to the requester within the aforementioned ten (10) days, otherwise the

2

application will be considered as authorized. All authorization request or variations of the conditions herein described, should be submitted in writing by registered mail to:

Ing. Elias Laniado Laborin
Regional Director
Vesta Baja California, S. de R.L. de C.V.
At: Blvd. Agua Caliente No. 10611-1201
Col. Aviancio’n, Centro Corporativo Centura
Tijuana, B.C. 22420

B.  Failure from Landlord to reinforce any provisions of the Rules herein contained on a violation, should be considered as desistance of it’s right to act on any subsequent violation.

C.  Landlord reserves the right to change the rules and provisions of these regulations in order to foresee a better operation of the tenants activities.

D.  The cancellation or nullification of any clause and/or paragraph of these Rules and Regulations by court command or other means, should not affect in any form other provisions herein, and said provisions will remain in force at all times.

3